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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Omnicare, Inc. for the registration of 80,000 shares of its common stock of our report dated March 19, 1997 with respect to the consolidated financial statements and schedule of American Medserve Corporation included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Chicago, Illinois
March 16, 1998